Series 11
Notice to Shareholders

At a special meeting of shareholders on December 3, 2002, portfolio shareholders approved the following proposals:

- Elect trustees for the portfolio.* The individuals listed in the table below were elected as trustees for the portfolio. All trustees served as trustees to the portfolio prior to the shareholder meeting.

------------------------------- --------------- -------------- -----------------
            Trustee                   For          Withheld       Approved By
------------------------------- --------------- -------------- -----------------
------------------------------- --------------- -------------- -----------------
John J. Brennan                  7,963,781,245   256,332,887          96.9%
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------------------------------- --------------- -------------- -----------------
Charles D. Ellis                 7,946,489,124   273,625,008          96.7
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Rajiv L. Gupta                   7,946,786,965   273,327,166          96.7
------------------------------- --------------- -------------- -----------------
------------------------------- --------------- -------------- -----------------
JoAnn Heffernan Heisen           7,949,272,990   270,841,142          96.7
------------------------------- --------------- -------------- -----------------
------------------------------- --------------- -------------- -----------------
Burton G. Malkiel                7,936,550,788   283,563,344          96.6
------------------------------- --------------- -------------- -----------------
------------------------------- --------------- -------------- -----------------
Alfred M. Rankin, Jr.            7,957,514,304   262,599,827          96.8
------------------------------- --------------- -------------- -----------------
------------------------------- --------------- -------------- -----------------
J. Lawrence Wilson               7,943,399,420   276,714,712          96.6
------------------------------- --------------- -------------- -----------------
*Results are for all portfolios within Vanguard Variable Insurance Fund.

- Change the portfolio's policy on borrowing money. This change enables the portfolio to take advantage of certain investment opportunities that do not involve leverage or a change to the portfolio's objective or risk profile.

--------------------- ----------------------- ----------------- ----------------
        For                  Against              Abstain         Approved By
--------------------- ----------------------- ----------------- ----------------
--------------------- ----------------------- ----------------- ----------------
   405,341,053             20,261,704            25,184,281           89.9%
--------------------- ----------------------- ----------------- ----------------
Note: Vote tabulations are rounded to the nearest whole number.